UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 28, 2019

CATALYST PHARMACEUTICALS, INC.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	001-33057	76-0837053
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

355 Alhambra Circle
Suite 1250
Coral Gables, Florida		33134
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (305) 420-3200

Not Applicable

Former Name or Former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Exchange on Which Registered	Trading Symbol
Common Stock, par value $0.001 per share	NASDAQ Capital Market	CPRX

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this Chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Item 3.03	Material Modifications to Rights of Security Holders

On August 28, 2019, Catalyst Pharmaceuticals, Inc. (the “Company”) entered into Amendment No. 2 to Rights Agreement (the “Amendment”), which amends that certain Rights Agreement, dated as of September 20, 2011, between the Company and Continental Stock Transfer and Trust Company, as rights agent, as previously amended by that certain Amendment No. 1 to Rights Agreement, dated as of September 19, 2016 (the “Rights Agreement”).

Under the terms of the Amendment, the outside expiration date of the rights granted under the Rights Agreement has been extended from September 20, 2019 to September 20, 2022.

The Amendment was not adopted as a result of, or in response to, any effort to acquire control of the Company.

The Company intends to seek stockholder ratification of the Amendment at its 2020 annual meeting of stockholders.

A copy of the Amendment is Exhibit 4.1 to this Current Report on Form 8-K. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment. A copy of the Rights Agreement and a description of its material terms was filed with the Securities and Exchange Commission in a Current Report on Form 8-K on September 23, 2011, and a copy of Amendment No. 1 to the Rights Agreement was filed with the Securities and Exchange Commission in a Current Report on Form 8-K on September 19, 2016.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

4.1	Amendment No. 2 to Rights Agreement, dated as of August 28, 2019, between Catalyst Pharmaceuticals, Inc. and Continental Stock Transfer and Trust Company, as Rights Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Catalyst Pharmaceuticals, Inc.

By:	/s/ Alicia Grande
Alicia Grande
Vice President, Treasurer and CFO

Dated: August 30, 2019

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